SECURITIES AND EXCHANGE COMMISSION
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FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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China Powersoft Technologies, Inc.
(Exact Name of Small Business Issuer in its Charter)

Delaware
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Room 603, Building B2
359 Xinyu Road
Tri-cel Century Fortune Plaza
High-Tech Zone, Jinan, Shandong, China
Tel: 0531-8816-6958
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Placeof Business)

Room 603, Building B2
359 Xinyu Road
Tri-cel Century Fortune Plaza
High-Tech Zone, Jinan, Shandong, China
Tel: 0531-8816-6958
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726, USA
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	22,048,750	$0.50	$11,024,375	$433.26

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our Common Stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders and were sold to our shareholders in a private placement memorandum. The price of $.50 is a fixed price at which the selling security holders may sell their shares until our Common Stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY 30, 2008

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

22,048,750 SHARES OF
CHINA POWERSOFT TECHNOLOGIES, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. Our Common Stock is presently not traded on any market or securities exchange. The 22,048,750 shares of our common stock can be sold by selling security holders at a fixed price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  January 30, 2008

ABOUT OUR COMPANY

China Powersoft Technologies, Inc. (the “Company”, “Powersoft”, or “China Powersoft”) was incorporated in July 2007 in the state of Delaware. We provide solutions that save energy, improve the environment, increase the economic efficiency and management effectiveness of the coal fired thermal power plants. We are also engaged in the trade of coal and lubricant oil. Our business office is located at Room 603, Building B2, 359 Xinyu Road, Tri-cel  Century  Fortune  Plaza, High-Tech Zone, Jinan, Shandong, China and our telephone number is 0531-8816-6958.

In September 2007 the Company entered into a Stock Purchase and Share Exchange Agreement with Power Soft Technology Co. Ltd., which is a Hong Kong corporation that provides software technology services for the coal fired power industry. Pursuant to the agreement, Power Soft Technology Co. Ltd. and its subsidiary,Shandong Hongao Power Technology Limited,a  Peoples  Republic of China  corporation became our wholly owned subsidiary. We conduct all of our business operations through these subsidiaries. We provide solutions and technology that can be utilized to save energy, improve and protect the environment, along with increasing the economic efficiency and the rate of management effectiveness of the coal fired thermal power plants in China. By participating in our programs, customers realize benefits through better management of their energy expenditures.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The selling stockholders are selling shares of Common Stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The offering price of $.50 was determined by the price shares were sold to our shareholders in a Private Placement Memorandum and is a fixed price at which the selling security holders may sell their shares until our Common Stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis”,  Plan of Operation”and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the twelve months ended December 31, 2006 are derived from our audited financial statements. The statement of operations and balance sheet data for the nine months ended September 30, 2007 are derived from our unaudited financial statements.

	For the Nine Months Ended September 30, 2007 (unaudited)	For the Twelve Months Ended December 31, 2006 (audited)
STATEMENT OF OPERATIONS

Revenues	$189,046	$1,561,364
Costs of Sales	1,849,248	1,002,666
Gross Profit	339,798	558,698
General and Administrative Expenses	193,091
Net Loss	163,071	220,321

	As of September 30, 2007 (unaudited)	As of December 31, 2007 (audited)
BALANCE SHEET DATA

Cash	$25,671	$116,846
Goodwill	-
Total Assets	1,263,623	1,362,077
Total Liabilities	267,116	567,885
Stockholders’ Equity/ Deficiency	996,507	794,192

WHERE YOU CAN FIND US

The business office is located at Room 603, Building B2, 359 Xinyu Road, Tri-cel Century Fortune Plaza, High Tech Zone, Jinan, Shandong, China.  The telephone number is 0531-8816-6958.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL COMPANY.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small company operating in a highly competitive environment. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant.  We anticipate requiring additional funds in order to significantly expand our operations as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF ZHIHUI TIAN, OUR CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Zhihui Tian, our Chief Executive Officer and Chairman of the Board of Directors. We currently do not have an employment agreement with Mr. Tian. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

WE ARE OPERATING IN A HIGHLY COMPETITIVE MARKET AND WE ARE UNSURE AS TO WHETHER OR NOT THERE WILL BE ANY DEMAND FOR OUR SERVICES.

Some of our competitors are much larger and better capitalized than we are. It may be that our competitors will better address the same market opportunities that we are addressing. These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own.  Moreover, the market for our services is small but highly competitive. There is little or no hard data that substantiates the demand for our services or how this demand will be segmented. It is possible that there will be low demand for our services, or that interest in our services could decline or die out, which would cause us to be unable to sustain our operations.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future. While we will work to insure high product quality and accuracy in all marketing and labeling, no assurance can be given that some claims for damages will not arise.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.50 for the shares of Common Stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

IF WE HAVE MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING, THE ACCURACY AND TIMING OF OUR FINANCIAL REPORTING MAY BE ADVERSELY AFFECTED.

Our management and independent registered public accounting firm did not perform an evaluation of our internal control over financial reporting as of December 31, 2006 in accordance with the provisions of the Sarbanes-Oxley Act of 2002 which may give rise to one or more material weaknesses in future periods. Our material weaknesses have been remediated as a result of having taken various measures to improve our internal control over financial reporting. Notwithstanding this remediation, material weaknesses may exist when we report on the effectiveness of our internal control over financial reporting for purposes of our reporting requirements under the Securities Exchange Act of 1934 or Section 404 of the Sarbanes-Oxley Act of 2002.

The existence of one or more material weaknesses in any period precludes a conclusion that we maintain effective internal control over financial reporting. Such conclusion would be required to be disclosed in our future Annual Reports on Form 10-KSB and may impact the accuracy and timing of our financial reporting and the reliability of our internal control over financial reporting.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROL OVER FINANCIAL REPORTING IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OUR RESULTS OF OPERATIONS.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we fail to maintain the adequacy of our internal control over financial reporting, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed, we could fail to meet our reporting obligations, and may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

OUR FAILURE TO MEET PRODUCT DEVELOPMENT AND COMMERCIALIZATION MILESTONES MAY RESULT IN CUSTOMER DISSATISFACTION, CANCELLATION OF EXISTING CUSTOMER ORDERS OR OUR FAILURE TO SUCCESSFULLY COMPETE.

We establish milestones to monitor our progress toward developing commercially feasible services or to meet contractual delivery requirements of our customers. In meeting these milestones, internal development delays could result in the loss of commercially available hardware and software services. We may not successfully achieve our milestones in the future, which could distract our employees, harm our relationships with our existing and potential customers, and result in cancelled orders, deferred or lost revenues and our inability to successfully compete.

OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS IS HEAVILY DEPENDENT ON OUR REPUTATION, WHICH IN TURN RELIES ON OUR MAINTAINING A HIGH LEVEL OF SERVICE QUALITY.

We need to continue to provide high quality services to our existing customers to maintain and enhance our reputation, and we also need to attract and retain customers for our various lines of business.

All of our business lines are highly dependent on existing and potential customers perceiving our programs as high quality and worth the investment of time and money. If any of the programs we operate or support experience service quality problems, our reputation could be harmed and our results of operations and prospects could be materially and adversely affected.

IF WE ARE UNABLE TO PREVENT OTHERS FROM USING OUR INTELLECTUAL PROPERTY OR IF WE ARE SUBJECT TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS BY OTHERS, OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED.

Our intellectual property could be subject to various forms of infringement, theft and misappropriation. We are also susceptible to others copying our business model and methods. We devote substantial resources to the development of new and existing products. The legal protection of intellectual property in China is significantly more limited than in the United States and many other countries and may afford us little or no effective protection.

In addition, we also could face potential claims that we have infringed the intellectual property rights of third parties. If such claims are brought against us or if we are required to bring litigation to protect our intellectual property, we could face expensive litigation that could divert management resources and materially and adversely affect our results of operations.

WE RELY HEAVILY ON OUR TECHNOLOGY SYSTEMS, AND IF WE FAIL TO FURTHER DEVELOP OUR TECHNOLOGY, OR IF OUR SYSTEMS CONTAIN “BUGS” OR OTHER UNDETECTED ERRORS, OUR OPERATIONS MAY BE SERIOUSLY DISRUPTED.

To achieve our strategic objectives and to remain competitive, we must continue to develop and enhance our technology. This may require us to acquire additional equipment and software and to develop new applications within our technology systems. Our success in the development of new products and service offerings depends in large part upon our ability to store, retrieve, process and manage substantial amounts of information. Our technology platform, upon which our programs operate, and our other databases, products and systems could contain undetected errors or “bugs” that could adversely affect their performance. If we encounter errors or other service quality or reliability issues, or if we are unable to design, develop, implement and utilize information systems and the data derived from these systems, our ability to realize our strategic objectives and our profitability could be adversely affected, and this may cause us to lose market share, harm our reputation and brand names, and materially and adversely affect our business.

WE MUST RESPOND QUICKLY AND EFFECTIVELY TO NEW TECHNOLOGICAL DEVELOPMENTS.

Delay or difficulties in technology integration, customization or development could have material and adverse effect on our business. Our business is highly dependent on our computer systems and equipments.  As our customer base increases, we will need to increase our investment in our technological infrastructure, facilities and other areas of operations. Our failure to maintain our technological capabilities or to respond effectively to technological changes could adversely affect our business, results of operations or financial condition. Our future success also depends on our ability to enhance existing software and systems and to respond to changing technological developments. If we are unable to successfully develop and bring to market new software and systems in a timely manner, our competitors’ technologies or services may render our products or services noncompetitive or obsolete.

This expansion has resulted, and will continue to result, in substantial demands on our management resources. To manage our growth, we must develop and improve our existing administrative and operational systems and, our financial and management controls and further expand, train and manage our work force. As we continue this effort, we may incur substantial costs and expend substantial resources in connection with any such expansion due to, among other things, different technology standards, legal considerations and cultural differences. We may not be able to manage our current or future operations effectively and efficiently or compete effectively in such markets.

RAPID GROWTH AND A RAPIDLY CHANGING OPERATING ENVIRONMENT MAY STRAIN OUR LIMITED RESOURCES.

We may not have adequate operational, administrative and financial resources to sustain the growth we want to achieve. Our future success depends on our product development, customer service and sales and marketing. If we failed to manage our growth and expansion effectively, the quality of our services and our customer support may deteriorate and our business may suffer.

We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, recruit top talent and train our personnel. Any failure to efficiently manage our expansion may materially and adversely affect our business and future growth.

OUR QUARTERLY OPERATING RESULTS ARE DIFFICULT TO PREDICT AND MAY FLUCTUATE SIGNIFICANTLY FROM PERIOD TO PERIOD IN THE FUTURE.

Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period due to:

●
seasonality of power plants spending in China, such as decrease spending during January and February each year due to the Chinese Lunar New Year holiday, and decrease in revenues during July and August due to overall commercial activity slow down in hot weather;

●	a deterioration of economic conditions in China;
●	a potential changes to the regulation of the Power industries in China;

As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. If our revenues for a particular quarter are lower than we expect, we may be unable to reduce our operating expenses for that quarter by a corresponding amount, which would harm our operating results for that quarter relative to our operating results from other quarters.

IF WE FAIL TO COMPETE SUCCESSFULLY AGAINST NEW AND EXISTING COMPETITORS, WE MAY NOT BE ABLE TO INCREASE OUR MARKET SHARE, AND OUR PROFITABILITY MAY BE ADVERSELY AFFECTED.

We face significant competition in China. We compete for clients primarily on the basis of our brand name, effectiveness of our products, quality of our services, price and the range of services that we offer.

Increased competition will provide power plants operators with a wider range of service alternatives, which could lead us to offer a lower price, resulting in reduced operating margins and profitability and a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources. We cannot assure you that we will be able to successfully compete against new or existing competitors.

WE HAVE LIMITED BUSINESS INSURANCE COVERAGE. ANY FUTURE BUSINESS LIABILITY, DISRUPTION OR LITIGATION WE EXPERIENCE MIGHT DIVERT MANAGEMENT FOCUS FROM OUR BUSINESS AND COULD SIGNIFICANTLY IMPACT OUR FINANCIAL RESULTS.

There’re very limited business insurance products and coverage in China, and most of them are very expensive in relation to the service it offered. We have determined that the risks of disruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption or litigation insurance coverage for our operations in China. Any business disruption, litigation or natural disaster may result in substantial costs and the diversion of management’s attention from our business.

IF WE FAIL TO PROTECT ADEQUATELY OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, OR TO SECURE RIGHTS TO PATENTS OF OTHERS, THE VALUE OF OUR INTELLECTUAL PROPERTY RIGHTS COULD DIMINISH.

Our success, competitive position and future revenues will depend in part on our ability to obtain and maintain protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties. However, we cannot predict the degree and range of protection will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our technology secrets, whether or not others will obtain patents claiming aspects similar to our technology applications, or if we will need to initiate litigation or administrative proceedings, which may be costly whether we win or lose.

Our success also depends on the skills, knowledge and experience of our scientific and technical personnel, consultants, advisors, licensors and contractors. To help protect our proprietary know-how and inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. To this end, we require all of our employees, consultants, advisors and contractors to enter into confidentiality and, where applicable, grant-back agreements. These agreements may not provide adequate protection in the event of unauthorized use or disclosure or the lawful development by others of such information. If any of our intellectual property is disclosed, our value would be significantly impaired, and our business and competitive position would suffer.

OUR OPERATIONS AND ASSETS IN GREATER CHINA ARE SUBJECT TO SIGNIFICANT POLITICAL, LEGAL AND ECONOMIC UNCERTAINTIES.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition.

Under our current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN CHINA BASED ON UNITED STATES OR OTHER FOREIGN LAWS AGAINST US, OUR MANAGEMENT OR THE EXPERTS NAMED IN THIS FILING.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, the majority of our directors and executive officers and some of the experts named in this prospectus reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon us, our directors or executive officers or upon some of the experts named in the prospectus. In addition, you may find it difficult or impossible to bring an original action against us or our directors or executive officers in a Chinese court if you believe your rights have been infringed under the U.S. federal securities law or otherwise. Moreover, our Chinese counsel has advised us that China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

WE MAY BE TREATED AS A RESIDENT ENTERPRISE FOR CHINESE TAX PURPOSES AFTER THE NEW ENTERPRISE INCOME TAX LAW BECOMES EFFECTIVE ON JANUARY 1, 2008, WHICH MAY SUBJECT US TO CHINESE INCOME TAX FOR ANY DIVIDENDS WE RECEIVE FROM OUR SUBSIDIARIES.

Under the new enterprise income tax law, enterprises organized under the laws of jurisdictions outside China with their de facto management bodies located within China may be considered Chinese resident enterprises and therefore subject to Chinese enterprise income tax at the rate of 25% on their worldwide income. The new tax law, however, does not define the term “de facto management bodies.”If the Chinese tax authorities determine that we are a Chinese resident enterprise after the effective date of the new tax law, we will be subject to the Chinese income tax at the rate of 25% on our worldwide income, which will include any dividend income we receive from our Chinese subsidiaries. If we are required under the new tax law to pay income tax for any dividends we receive from our Chinese subsidiaries, our results of operations and the amount of dividends we may pay to our shareholders would be materially and adversely affected.

In addition, under the current Chinese tax law, dividend payments to foreign investors made by Foreign Invested Enterprises (“FIEs”)are exempt from Chinese withholding tax. However, pursuant to the new Chinese enterprise income tax law to be effective on January 1, 2008, dividends payable by an FIE to its foreign investors will be subject to a 20% withholding tax, unless the foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. The State of Delaware,where we are incorporated, does not have a tax treaty with China. Although the new tax law contemplates the possibility of exemptions from withholding taxes for China-sourced income of FIEs, the Chinese tax authorities have not promulgated any related implementation rules and it remains unclear whether we would be able to obtain exemptions from Chinese withholding taxes for dividends distributed to us by our Chinese subsidiaries.

CURRENCY FLUCTUATIONS AND GOVERNMENT CONTROL OF CURRENCY CONVERSION MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATION.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. We receive substantially all of our revenues in Renminbi, which currently is not a freely convertible currency. A portion of these revenues must be converted into other currencies to meet our foreign currency obligations including, among others, legal and accounting fees, payment of dividends declared, if any, in respect of our ordinary shares. Restrictions on currency exchange may limit our ability to utilize our revenues effectively. We are also subject to the effects of exchange rate fluctuations with respect to any of these currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY.

The majority of our revenues will be settled in RMB (“RMB”) and, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

THE VALUE OF OUR SECURITIES WILL BE AFFECTED BY THE FOREIGN EXCHANGE RATE BETWEEN U.S. DOLLARS AND RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should the RMB appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

WE MUST COMPLY WITH THE FOREIGN CORRUPT PRACTICES ACT.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we can not assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

OUR BUSINESS IS LARGELY SUBJECT TO THE UNCERTAIN LEGAL ENVIRONMENT IN CHINA AND YOUR LEGAL PROTECTION COULD BE LIMITED.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. Because most of our officers and directors reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or its officers and directors by a shareholder or group of shareholders in the United States. Also, because our officers will likely be residing in the PRC at the time such a suit is initiated; achieving service of process against such persons would be extremely difficult. Furthermore, because the majority of our assets are located in the People’s Republic of China (“PRC”) it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

RECENT PRC RULE ON MERGERS AND ACQUISITIONS OF DOMESTIC ENTERPRISES BY FOREIGN INVESTORS MAY SUBJECT US TO SANCTIONS, FINES AND OTHER PENALTIES AND AFFECT OUR FUTURE BUSINESS GROWTH THROUGH ACQUISITION OF COMPLEMENTARY BUSINESS.

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce (“MOFCOM”), the State Assets Supervision and Administration Commission (“SASAC”), the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange, (“SAFE”), jointly adopted the “Provisions regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors,” or the New M&A Rule, which became effective on September 8, 2006. The New M&A Rule, among other things, requires that an offshore specific purpose vehicle, or SPV, formed for overseas listing purpose through acquisition of PRC domestic companies and controlled by PRC residents should obtain approval from the CSRC prior to publicly listing its securities on an overseas stock market.

On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, on its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Administrative Permits”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

Based on our understanding of current PRC Laws, we believe that the New M&A Rule does not require us or our Chinese shareholders or our entities in China to obtain the CSRC approval in connection with this offering. There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule. Accordingly, we cannot assure you that PRC government authorities will not ultimately take a view contrary to our understanding that we do not need the CSRC approval, and PRC government authorities may impose some additional approvals and requirements.

Further, if the PRC government finds that we or our Chinese shareholders did not obtain the CSRC approval, which CSRC may think we should have obtained before our executing the Securities Exchange Agreement, we could be subject to severe penalties. The New M&A Rule does not stipulate the specific penalty terms, so we are not able to predict what penalties we may face, and how such penalties will affect our business operations or future strategy.

WHEN THE REGISTRATION STATEMENT BECOMES EFFECTIVE, THERE WILL BE A SIGNIFICANT NUMBER OF SHARES OF COMMON STOCK ELIGIBLE FOR SALE, WHICH COULD DEPRESS THE MARKET PRICE OF SUCH STOCK.

Following the effective date of the registration statement, a substantial number of shares of common stock will become available for sale in the public market, which could cause a decrease in the market price of our stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. In general, a person who has held restricted shares for a period of one year may, upon filing a notification with the SEC on Form 144, sell common stock into the market in an amount equal to the greater of one percent of the outstanding shares or the average weekly trading volume during the last four weeks prior to such sale. If a significant portion of our shares of common stock were sold in the public market, the market value of our common stock could be adversely affected.

Our principal stockholders, officers and directors, who currently own 51% of our outstanding Common Stock, are subject to a one year lock-up which expires on July 18, 2008. The shares of Common Stock held by the former shareholders will be tradable subject to compliance with the requirements of the Securities Act, including Rules 144 and 145 under the Securities Act.

INSIDERS HAVE SUBSTANTIAL CONTROL OVER US, AND THEY COULD DELAY OR PREVENT A CHANGE IN OUR CORPORATE CONTROL EVEN IF OUR OTHER STOCKHOLDERS WANTED IT TO OCCUR.

Our executive officers, directors, and principal stockholders who hold 5% or more of our outstanding common stock own, in the aggregate, approximately 51% of our outstanding common stock. These stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

THERE IS NO ACTIVE PUBLIC TRADING MARKET FOR OUR COMMON STOCK AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP IN THE FUTURE.

There is no active public trading market for our common stock. Our common stock is planning to be quoted on the OTC Bulletin Board. There can be no assurance that a regular trading market will develop or that if developed, will be sustained. The development of an active trading market will depend on the existence of willing buyers and sellers, the presence of which is not within our control, or the control of any market maker or specialist. The number of active buyers and sellers of our common stock at any particular time may be limited. Under such circumstances, our shareholders could have difficulty selling our shares on short notice, and, therefore, our common stock should not be viewed as a short-term or liquid investment. In the absence of a trading market, a shareholder will be unable to liquidate his investment except by private sale.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

THE MARKET FOR PENNY STOCKS HAS EXPERIENCED NUMEROUS FRAUDS AND ABUSES WHICH COULD ADVERSELY IMPACT INVESTORS IN OUR STOCK.

OTC Bulletin Board securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTC Bulletin Board reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
●
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

IN THE EVENT THAT WE RAISE ADDITIONAL CAPITAL THROUGH THE ISSUANCE OF EQUITY SECURITIES, OR SECURITIES EXERCISABLE FOR OR CONVERTIBLE INTO OUR EQUITY SECURITIES, OUR STOCKHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION.

If we raise additional capital by issuing equity securities or convertible debt securities, our existing stockholders may incur substantial dilution. Further, any shares so issued may have rights, preferences and privileges superior to the rights, preferences and privileges of our outstanding Securities.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

The market price of our common stock will likely be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in industries in which we operate, announcements made by our competitors or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance.

In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

WE HAVE NEVER PAID CASH DIVIDENDS AND ARE NOT LIKELY TO DO SO IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

USE OF PROCEEDS

The selling stockholders are selling shares of Common Stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was arbitrarily determined. The offering price was determined by the price of shares that were sold to our shareholders in our private placement which was completed in September 2007 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our Common Stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus.

In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The Common Stock to be sold by the selling shareholders is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 22,048,750 shares of our common stock held by 59 shareholders of our common stock of which 48,750 were sold in our Regulation D Rule 506 offering completed in September 2007, and 22,000,000 shares that were issued pursuant to our Share Exchange and Stock Purchase Agreement.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 30, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time.

However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common Stock owned prior to offering	Shares of Common Stock to be sold	Shares of Common Stock owned after offering	Percent of Common Stock owned after offering
Xuehua Tian	1250	1250	0	0%
Cunlan Sun	1250	1250	0	0%
Yundou Wang	1250	1250	0	0%
Guohua Feng	1250	1250	0	0%
Changkun Hou	1250	1250	0	0%
Xueyun Wang	1250	1250	0	0%
Liang Li	1250	1250	0	0%
Xuepeng Tian	1250	1250	0	0%
Xuejian Tian	1250	1250	0	0%
Haiyan Cheng	1250	1250	0	0%
Shou Li	1250	1250	0	0%
Baolin Guo	1250	1250	0	0%
Ronghua Tian	1250	1250	0	0%
Qifeng Huang	1250	1250	0	0%
Jingyi Dong	1250	1250	0	0%
Zhiqiang Zhang	1250	1250	0	0%
Yanjuan Chen	1250	1250	0	0%
Feng Wang	1250	1250	0	0%
Jian Wang	1250	1250	0	0%
Xiaolin Wang	1250	1250	0	0%
Xiuzhi Guo	1250	1250	0	0%
Suode Li	1250	1250	0	0%
Chunong Xu	1250	1250	0	0%
Chunjie Li	1250	1250	0	0%
Jude Li	1250	1250	0	0%
Jifang Wang	1250	1250	0	0%
Yanling Li	1250	1250	0	0%
Xiangcun Tian	1250	1250	0	0%
Yuqiu Zhang	1250	1250	0	0%
Chuanwei Liu	1250	1250	0	0%
Cuiping Zhang	1250	1250	0	0%
Yan Zheng	1250	1250	0	0%
Hui Zhang	1250	1250	0	0%
Chuangui Liu	1250	1250	0	0%
Xiaoping Liu	1250	1250	0	0%
Jinxue Liu	1250	1250	0	0%
Fengye Xie	1250	1250	0	0%
Xian Guo	1250	1250	0	0%
He Guo	1250	1250	0	0%

Xinfang Zhang	3,000,000	2,000,000	1,000,000	1.4%
Xiuqi Cheng	3,000,000	2,000,000	1,000,000	1.4%
Zhifa Tian	3,000,000	2,000,000	1,000,000	1.4%
Shude Li	3,000,000	2,000,000	1,000,000	1.4%
Cuizhi Xu	3,000,000	2,000,000	1,000,000	1.4%
Chuanyun Zhou	3,000,000	2,000,000	1,000,000	1.4%
Ruizhang Han	2,250,000	2,000,000	250,000	0.4%
Rui Pan	2,500,000	1,500,000	1,000,000	1.4%
Jishan Sun	2,500,000	1,500,000	1,000,000	1.4%
Jing Sun	2,650,000	2,000,000	650,000	0.9%
Hong Chen	350,000	35,000	310,000	0%
Richard Anslow	27,500	27,500	0	0%
Gregg Jaclin	17,500	17,500	0	0%
Gary Eaton	5,000	5,000	0	0%
Fulcan Investments, LLC. (1)	145,000	145,000	0	0%
Zhonghui Yang	1,750,000	750,000	1,000,000	1.4%
Debao Wang	1,750,000	750,000	1,000,000	1.4%
Zirong Ren	1,750,000	750,000	1,000,000	1.4%
Grandview CapitalPartners, Inc.(2)	200,000	200,000	0	0%
Xingyun Wang	5,000	5,000	0	0%

(1)	Hayden Zou, CFA, is the beneficial owner of Fulcan Investments, LLC and has investment control over their shares of our common stock.
(2)	Peter Goldstein is the beneficial owner of Grandview CapitalPartners, Inc. and has investment control over their shares of our common stock.

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-            has had a material relationship with us other than as a shareholder at
-            any time within the past three years; or
-            has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-            Are broker-dealers or affiliated with broker-dealers.

Mr. Tian is personally acquainted with all of our shareholders who purchased stock in our offering completed in September 2007 and solicited their investment in the Rule 506 private placement.

Grandview CapitalPartners, Inc. is a licensed broker dealer and a consultant to the company.  Grandview did not assist the Company with its private placement.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.

There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.50 until a market is developed for the stock.

Once a market has been developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor the Company can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $60,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of January 30, 2008 are as follows:

NAME	AGE	POSITION
Mr. Zhihui Tian	50	Chief Executive Officer and Chairman of the Board of Directors
Mr. Jinqing Li	31	Chief Operating Officer, Director
Mr. Wenguo Xiang	44	Director
Mr. Zheng Li	43	Director
Mr. Liangce Xu	53	Director

Set forth below is a brief description of the background and business experience of our executive Officers and Directors for the past five years.

ZHIHUI TIAN, 50, CEO, Mr. Tian has been CEO and Chairman of the Board of Directors of China Powersoft Technologies from July 2004 to the present. Prior to founding Powersoft Mr. Tian invested in Shanghai Kesheng Power Technology Co. Limited, from October 2002 to July 2004 where he also served as Deputy General Manager.   Mr. Tian also worked as the Director of Trade and Chief of the Finance Bureau of Chengwu County, in Shandong Province from January 2001 to October 2002.

JINQING LI, 31, COO, Mr. Li is director and COO of Powersoft from August 2004 to the present he has overseen all of the marketing and engineering technology.  Before he joining Powersoft, Mr. Li worked as Chief Technology Officer of Yunhai Power Technology Company, Ltd. in Jinan City, in Shandong Province from August 2003-August 2004. From July 1999 to August 2003, Mr. Li worked as the Director of Marketing at, Shanda Huate Technology Company, Ltd., Shandong Province and was responsible for technology development, project management, and marketing.  Mr. Li graduated from Shandong University with a Major of Mechanical Engineering and Automation in 1999.

ZHENG LI, 43, has served as a Director since September 2007. Mr. Li got his Bachelor and Master degrees from the Dept. of Fossil Energy, Tsinghua University in 1986 and 1988. He then had worked for three years in the fossil energy industry before he entered Tsinghua University and received his PhD in 1994. He became a faculty member of Dept. of Fossil Energy at the end of 1994 and became a full professor in 2000. He established Tsinghua BP Clean Energy Research and Education Center in 2003 and is now the director of the center. He is also the director of the Institute of Simulation and Control of Power System, Dept. of Fossil Fuel Energy, Tsinghua University.

Prof. Li is an expert in modeling and simulation of coal power systems and has developed the first-of-a kind training simulator of 135 MW reheat CFB boiler power plant in China. He was awarded the China National Award of Science and Technology China for the development of simulation technology for circulating fluidized Bed power plant.

Prof. Li also works in the modeling and evaluation of coal gasification polygeneration systems and is active in promotion of this new type of energy system into implementation. He participated China’s Medium & Long Term Science and Technology Planning in the fields of Energy, Resources and Ocean and made the proposal of Demonstration of Polygeneration to state government.

Prof. Li is leading several national research projects, including modeling and simulation of Circulating Fluidized Bed Combustion (CFBC) and Integrated Coal Gasification Combined Cycle (IGCC), and system design, evaluation and improvement of coal gasification based polygeneration, and National Alternative Energy Strategy. He also leads several international research projects such as: Clean Energy: Facing the Future (BP), Sustainable urban mobility for China (BP); Hydrogen roadmap for China (BP), Biofuel Roadmap For China; 3E analysis of coal derived synthetic fuels (Toyota) and China’s Energy Scenarios of 2020 (Toyota).

LIANGCE XU, 53,has served as a Director since September 2007. Mr. Xu was CEO and chairman of Shandong Zhonghua Power Generating Company between 1999 and 2005; deputy chief engineer of Shandong Province Power Group between 1997 and 1999; general manager of Shandong Province Electric Power Bureau Fuel Company between 1992 and 1993; CEO of Shandong Weifang Power Plant between 1990 and 1992, and CEO of Shandong Shiheng Power Plant between 1987 and 1990. Mr. Xu has a Bachelors degree from Beijing Electric Power Institute in 1967.

WENGUO XIANG, 44, Mr. Xiang has served as a Director since September 2007.  Mr. Xiang is a professor of Southeast University from 1998 to the present, doing R & D in power technology. Mr. Xiang has been the project leader for many national and major research projects. He also published or presented numerous research papers on international and domestic journals and at international conferences. Mr. Xiang has a Masters degree in fossil energy from Tsinghua University.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of  January 30, 2008 and by the Officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common Stock	Zhihui Tian Room 603, Building B2 359 Xinyu Road Tri-Cel Century Fortune Plaza High-Tech Zone, Jinan, Shandong, China	35,700,000	51%

Common Stock	Jinqing Li Room 603, Building B2 359 Xinyu Road Tri-Cel Century Fortune Plaza High-Tech Zone, Jinan, Shandong, China	1,250	0%

Common Stock	Zheng Li Room 603, Building B2 359 Xinyu Road Tri-Cel Century Fortune Plaza High-Tech Zone, Jinan, Shandong, China	0	0%

Common Stock	Liangce Xu Room 603, Building B2 359 Xinyu Road Tri-Cel Century Fortune Plaza High-Tech Zone, Jinan, Shandong, China	0	0%

Common Stock	Wenguo Xiang Room 603, Building B2 359 Xinyu Road Tri-Cel Century Fortune Plaza High-Tech Zone, Jinan, Shandong, China	0	0%
All Officers and Directors		35,701,250	51%

(1)	The percent of class is based 70,000,000 shares of our common stock issued and outstanding as of January 30, 2008.

DESCRIPTION OF SECURITIES

General

Our Articles of Incorporation authorized 100,000,000 shares of Common Stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or By-Laws that would delay, defer or prevent a change in our control.

Common Stock

As of January 30, 2008, 70,000,000 shares of Common Stock are issued and outstanding and held by 60 shareholders. Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of Common Stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or By-Laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Articles of Incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our Directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than Richard Anslow, Gregg E. Jaclin, and Gary Eaton, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.  Richard Anslow and Gregg Jaclin are partners of Anslow & Jaclin, LLP and Gary Eaton is an associate at such firm.

The financial statements included in this prospectus and the registration statement have been audited by Keith K. Zhen, CPA to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in July 2007 in the State of Delaware.

DESCRIPTION OF BUSINESS

China Powersoft Technologies, Inc. (the “Company”, “Powersoft”, or “China Powersoft”) was incorporated in July 2007 in the state of Delaware.  The Company  provides solutions that save energy, improve the environment, and increase the economic efficiency and management effectiveness of the coal fired thermal power plants. The Company is also engaged in the trading of coal and lubricant oils.  Our business office is located at Room 603, Building B2, 359 Xinyu Road, Tri-cel Century Fortune Plaza, High-Tech Zone, Jinan, Shandong, China.  Our telephone number is 0531-8816-6958.

In September 2007, the Company entered into a Stock Purchase and Share Exchange Agreement with Powersoft Technology Co. Ltd. (a Hong Kong corporation) that provides software technology services for the coal fired power industry.  Powersoft Technology Co. Ltd. and its subsidiary Shandong HongAo Power Technology Limited (a corporation within the Peoples Republic of China), became the Company’s wholly owned subsidiaries and now conduct all of their business operations through China Powersoft Technologies Inc.  The Company provides software solutions and technology that can be utilized to save energy, improve and protect the environment, and increase the economic efficiency and management effectiveness within coal fired thermal power plants in China. By participating in our programs, customers realize benefits through better management of their energy expenditures

Powersoft has developed a technology  which is an intelligent and optimization system of Soot Blowing.   When the system is integrated with coal-fired thermal power plants it is intended to enhance the safety, stability, and economic efficiencies of those plants. This Powersoft system is a computer based service platform which provides advanced technology and information for our customers and is specifically  designed  to provide solutions for the power generation industry in China.

The Chinese economy consumes more energy and emits more greenhouse gases than any other country in the world with the exception of the United States.  It is expected that China will surpass the United States in greenhouse gases emissions by 2009.  The expansion of China's power plants alone is estimated to include over 500 new coal-fired power plants by 2012. We estimate that the total clean energy market in which we participate is valued at $7.4 billion annually. We define the clean energy sector as being comprised of three segments: Alternative Energy resources, Smart Grid technology, and conservation and efficiency.

China’s overwhelming reliance on coal, particularly in the industrial and energy sectors, is believed to be the primary cause of particulate emissions, acid rain and greenhouse gas emissions.  China is now the second largest producer of energy in the world behind only the United States. Moreover, about 75 percent of China's energy demand is met by coal.  No other major world economy is as dependent on coal as China. Because China uses so much coal to generate power, it is therefore critical that its coal use is performed in an efficient and environmentally sound manner.  Conversion of coal as an energy source to produce steam for a variety of systems has been a cornerstone of modern industry. However, the use of coal in combustion systems has traditionally produced unacceptable levels of gaseous and particulate emissions.

The Chinese government is aware of the social and economic costs of the environmental pollution that is being created by the burning of coal.  The government has made a number of major policy announcements concerning the environment since the beginning of the reform era in 1978 when there was greater emphasis on market-based measures for controlling pollution.

In 2005 alone, China’s total investments in environmental pollution treatment were $32.25 billion, which accounted for 1.31% of China’s GDP in 2005. The Chinese government requires key industries such as power plants, to achieve better energy efficiency,  pollution control, and reduction.

Market Analysis in China

In 2006, China’s power industry made great progress and achievements.  The national electricity usage and generating capacity have continued to have an extremely rapid rate of growth; additionally there has been significant focus on energy saving measures and the minimization of fuel/coal consumption throughout China.

In 2005, China’s electric power generating capacity broke through the 500 million kilowatt mark.  In 2006, the electric power generating capacity reached a new level - breaking the 600 million kilowatt level, to 622 million kilowatts.  Over 100 million kilowatts of new capacity was added in 2006.  Currently, China's electric power generating capacity ranks second in the world behind the United States.

Currently thermal power in China accounts for 78% of the production.  This number is up 2.15% from the previous year.  Coal is still the main raw material for the thermal power industry.  It is estimated that by 2010, the total installed capacity of the country's electrical production capability will reach 840 million kilowatts.

In 2010 China's hydropower capacity is expected to reach 190 million kilowatts, nuclear power capacity of 10 million kilowatts, wind power capacity of 5 million kilowatts, bio-power capacity of 5.5 million kilowatts, and power capacity generated by natural gas of 36 million kilowatts, coal-fired capacity of 593 million kilowatts.

We estimate that currently more than 55% of domestic coal-fired power plants have frequent and serious soot issues.  Thereby we estimate the Powersoft intelligent and optimization system of soot blowing can be applied to more than 2,800 coal fired power-generating units.  On average, each system costs about $175,000., therefore creating a potential market of about $500 Million.

Competition

As the market is rapidly evolving and intensely competitive Powersoft places the ongoing research and development of technology as our top priority.  Inevitably, the company will face various challenges and competition from other companies. At present, there are other prominent software companies with the major operating competitors in China being Beijing Aipurui Power Technology Ltd, and Nanjing Mainland Power Technology Company. We are not aware of any other company that produces soot blowing systems in China, although we believe potential competitors may be developing systems which are in an experimental stage. We believe that the range of companies involved in our industry will increase their efforts to develop products and services that will compete with our products and services.

In an effort to increase our share in the market , we place science, and technology as the primary focus of our research and product development. Additionally, our research indicates that products manufactured outside of China are sold at a higher cost and therefore are less competitive in the Chinese market.  We are able to service our market at a lower price from similar products from overseas. As the development of new technology accelerates and the industry becomes more mature, we anticipate competition in the market will increase. Because of the continuous development of our technology system of soot blowing for boilers, more and more users and companies have shown strong interest in our company.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified:

Our strategy is built around Increased Market Penetration.  We intend to further penetrate the clean energy sector by identifying the needs of, and providing additional services and services to, new and existing customers, as well as  securing additional long-term contracts as a growing proportion of our revenues. By effectively matching product innovations with the future needs of our customers, we intend to further expand the scope of our commercial and industrial demand response offerings, conservation, energy efficiency solutions and other clean energy alternatives throughout China. Additionally we intend to continue demonstrating the effectiveness of our services in order to secure additional long-term contracts with existing and future customers by marketing to and educating existing and prospective customers.

Management has developed specific plans based on the following five products and services listed below over the next 12 months beginning the first Quarter of 2008. However, management currently has no signed contracts for any of the projects mentioned below.  Management does however anticipate the successful completion of the projects listed below.  There is no assurance that we will successfully develop these services, or that competitors will not develop services  that are superior to our products or service offerings.

-	Soot Blowing System
-	Digital Coal Field System
-	Coal Fired Power Plant Diagnosis Information System
-	Vacuum Pump Temperature Reduction System
-	Steel Ball Mill System

The Soot Blowing System technology which is designed to reduce emissions, increase boiler preservation and reduce the operating costs by increasing the efficiency of the power plant is presently designated to be installed in five (5) power plants during the next twelve months of operations. The revenue of installation at each plant is $303,750 and the expected gross profit on each plant is approximately $105,000 or 33% net after expenses.  The total net profit for installation of the 5 Soot Blowing Systems will be $506,250.00 for the next 12 months of 2008.

The We normally require our customers to provide a 30% down payment for the installation at the beginning of the project.  The next payment of 60% comes when the installation is complete and the plants have passed inspection and accepted by our customers.  The final payment of 10% is paid one year after the initial installation of the system as a quality assurance measure.

During the second quarter of 2008, the Fuzhou power plant of Fujian province and Zouxian power plants of Shandong province are expected to be installed with the Soot Blowing System.  The cost for installation of each of these plants is estimated at 303,750.00

The next two systems to be installed will occur in and will go into the Lingwu power plant in Ningxia province and TKT power plants in Inner Mongolia of China , and the final installation will occur in fourth quarter of 2008  in the Wuhu power plant located in Anhui province of China.

The Digital Coal Field System technology is a system used to automatically measure the volume of coal in an open coal field. The system uses laser scanners and can be used to measure any open coal yard and the volume of useable coal of any shape or size.  In 2008 the company intends on installing this technology in eight (8) different coal storage yards within power plants.

In the first quarter of 2008 the Chizhou power plant located of Anhui province of China will begin installation. The revenue of installation for this plant is estimated at $148,500.00. We require our customers to provide a 30% down payment for the installation at the beginning of the project.  The second payment of 60% comes when the installation is complete and the plants have passed their inspection and accepted by our customers.  The third final payment of 10% is paid one year after the initial installation of the system as a quality assurance measure.

In the second quarter of 2008, the Weifang and Zouxian power plants located in Shandong province of China are scheduled to begin installation.  The revenue for installation are $135,000 and $189,000 respectively. In the third quarter of 2008 the Guangan power plant of Sichuan province, Zibo power plant of Shandong province, and Guigang power plants of Guangxi province of China are scheduled to begin installation.  The revenue for installation will be $148,500, $135,000 and $135,000 respectively.

In the fourth quarter of 2008, the final two plants Heze of Shandong province and Xuzhou of Jiangsu province will go in to the installation process.  The revenue for installation will be $189,000 and $135,000 respectively

The Coal Fired Power Plant Diagnosis Information System (“CFPPDIS”) is an energy saving service system developed for coal fired power plants.  The system provides the power plant operators with information on the amount of coal consumption and  the optimal level of consumption for the maximum output of power.If the coal usage is not optimized, the CFPPDIS generates a report to determine what steps should be taken to reach the lowest consumption of coal for the maximum power output.

In 2008 we intend on installing four (4) of the CFPPDIS systems.  In the first quarter of 2008, the Tengzhou power plant located in Shandong province of China is scheduled to begin installation of the CFPPDIS system. The  installation for this system will be approximately $141,750. During the third quarter of 2008 the Chizhou power plant of Anhui province, Zhangqiu power plant of Shandong province and Xinxiang power plants of Henan province of China are scheduled to begin installation.  The costs to install each of these plants is estimated at $141,750.

The Vacuum Pump Temperature Reduction System is a system designed to lower the inlet temperature of the water that is used by steam turbine power plants. This increases the production strength of the vacuum of the pump and the condenser for the steam turbine, which results in the substantial increase in the power generating capacity of the coal fired steam turbines.  The use of the Vacuum Pump Temperature Reduction system provides coal fired power plants with the ability to produce additional power without the need to burn additional coal.

During 2008 the company intends on installing five (5) Vacuum Pump Temperature Reduction systems in steam turbine power plants located throughout China.  The installations are scheduled to begin in the second quarter of 2008 with the Zouxian power plant located in Shandong province of China is . The total cost to install this system is estimated to be $60,750.

In the third quarter of 2008, the Weifang and Qingdao power plants located in Shandong province of China are scheduled for the installation process.  The total costs associated with the installation for these plants are $60,750 each. In the fourth quarter of 2008, the installation of the Laicheng power plant of Shandong province and Huangshi power plants of Hubei province of China are scheduled  to begin.  The total cost to install these systems will be $60,750 for each plant.

The Steel Ball Mill System optimizes the milling of the coal, reduces labor and monitors the entire power plants operation for reliability and efficiency.  The system automatically adapts to various changes in the milling process and creates an optimal condition for the milling of the coal.

In 2008 the company intends on installing two (2) systems. These installations will occur in the 2nd and 4th Quarters of the year. Each of these systems will generate revenue approximately $74,250.  The completion of our plan of operation is subject to securing all of the installations that we have indicated will be completed in the year 2008. Even without successfully completing all of the installations within the next twelve months of 2008, we anticipate being able to continue with our present activities, however, we may require additional time to complete all installations of new equipment and systems as described in the plan of operations.

We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $400,000. The breakdown is as follows:

General and Admin	$230,000
Legal / Accounting	$70,000
Marketing / Advertising	$100,000
Total	$400,000

We do not anticipate making any significant purchases, or incurring any significant expenditures.

We currently have a total of 30 employees who work for China Powersoft Technologies, Inc.  We intend to add 6 new employees over the next 12 months, 3 in Research and Development and 3 in the Sales department.  At this time we have not entered into any agreements or negotiations with sales or research and development employees.  We currently have sufficient space in our current office facilities to facilitate the additional employees.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan. In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit to cover our operating expenses.

Limited Operating History

We have limited financial information and have not previously demonstrated that we will be able to expand our business through an increased investment in our product line and/or marketing efforts. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our new products and/or sales methods.

If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations

Fiscal Year Ended December 31, 2006 Compared to Fiscal Year Ended December 31, 2005

Revenue: Revenue for the year ended December 31 2006, was $1,561,364, as compared to $313,599 for the same period in 2005. The increase of $1,247,765 or approximately 400% was due to a substantial increase in both our energy project construction and trade of coal and lubricant oil.

Operating expenses: Total operating expenses were $336,506 for year ended December 31, 2006, as compared to $144,202 for the same period in 2005. The increase of $192,304 or approximately 130% was primarily due to the increase of $67,244 in R&D expenses, as well as the increase of $28,442 in selling expenses, the increase of $19, 186 in payroll, and the increase of $30,939 in travel and entertainment due to the expansion of our business.

Net Income before tax: Net income before tax for the year ended December 31, 2006 was $222,192, as compared to a loss of $23,570 for the year of 2005. The increase in the profit from operations was primarily due to an increase in our business.

Nine Month Period Ended September 30, 2007 Compared to Nine Month Period Ended September 30, 2006

Revenue: Revenue for the nine month period ended September 30, 2007 was $2,189,046, as compared to $902,189 for the nine month period ended September 30, 2006. The increase of $1,286,857 or approximately 145% was due to substantial increase in both our energy project construction and trade of coal and lubricant oil.

Operating expenses: Total operating expenses were $193,091 for the nine month period ended September 30, 2007, as compared to $140,535 for the nine month period ended September 30, 2006. The increase of $52,556 or approximately 37% was primarily due to the increase of $15,000 in professional fees, the increase of $14,990 in office expenses, and the increase of $9,198 in payroll due to the expansion of our business.

Net Income before tax: Net income before tax for the nine month ended September 30, 2007 was $191,848, as compared to $106,809 for the nine month period ended September 30, 2006. The increase in the profit from operations was primarily due to an increase in our business.

Capital Resources and Liquidity

We maintained cash of $116,846 as of December 31, 2006.  As of September 30, 2007, we had cash on hand (including cash in the bank) of 25,671.

For the year ended December 31, 2006, cash provided by operating activities totaled $ 184,268. The receipt of funds was primarily due to net income for the year plus an increase in accounts payable and deferred revenue and government grants, partially offset by an increase in accounts receivable and inventory. For the nine months ended September 30, 2007, cash provided by operating activities totaled $87,617.

For the year ended December 31, 2006, cash used in investing activities amounted to $457,341. The use of funds was for the purchase of fixed assets, investment in subsidiaries, and loans to suppliers. For the nine month period ended September 30, 2007, cash used in investing activities amounted to $218,310.

For the year ended December 31, 2006, cash provided by financing activities amounted to $ 329,427 which was solely due to capital contribution. Cash provided by financing activities for the nine months ended September 30, 2007 amounted to $5,950 which was proceeds from issuance of common stock.

As of September 30, 2007 we had $25,671 in cash.

We believe we can satisfy our cash requirements for the next twelve months with our current cash and expected revenues. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our profit, revenue, and growth goals.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $400,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future.

DESCRIPTION OF PROPERTY

Our principal executive office location is Room 603, Building B2, 359 Xinyu Road, Tri-cel Century Fortune Plaza, High-Tech Zone, Jinan, Shandong China. The above facility is owned by us and in good condition, and we believe that our properties will be sufficient to support our operations for the foreseeable future.

Employees

We currently have a total of 30 employees who work for China Powersoft Technologies Inc. Our employees are not represented by any labor unions, and we have not experienced any work stoppages. We consider our relations with our employees to be good.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2007, we issued 950,000 shares of Common Stock to our founder, Mr. Zhihui Tian, for cash of $950.00. The Shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of Shares to Zhihui Tian.

In September 2007, pursuant to the Stock Purchase and Share Exchange agreement executed by the Company we issued 69,000,000 shares of common stock to acquire Power Soft Technology Co., Limited.  The shares were issued pursuant to an exemption from registration contained in Section 4(2) of the Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of Common Stock. We anticipate applying for trading of our Common Stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of Common Stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 60 shareholders of our Common Stock.

Rule 144 Shares

As of January 30, 2008 there are no shares of our Common Stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After July 2008, the 950,000 shares issued to Zhihui Tian will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After August 2008 the 69,000,000 shares issued in accordance with the Stock Purchase and Share Exchange Agreement executed by the Company will become available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.   After September 2008, the 50,000 shares of our Common Stock held by the 39 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s Common Stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s Common Stock then outstanding which, in our case, would equal approximately 700,000 shares of our Common Stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive Officers paid by us during the period ended September 30, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO), based on exchange rate USD$1=YMB7.30yuan

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Zhihui Tian, CEO, CFO and Director	2007	$2,938	0		0	0	0	0	$2,938

Option Grants Table.There were no individual grants of stock options to purchase our Common Stock made to the executive officer named in the Summary Compensation Table through September 30, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.There were no stock options exercised during period ending September 30, 2007, by the Executive Officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named Executive Officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our Officers and Directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

FINANCIAL REPORT

AT SEPTEMBER 30, 2007 (UNAUDITED)

FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 (UNAUDITED)

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

INDEX

PAGE

CONSOLIDATED BALANCE SHEET	F-2

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME	F-3

CONSOLIDATED STATEMENTS OF CHANGES IN OWNERS' EQUITY	F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-6 - F-19

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

September 30,
2007
(unaudited)

ASSETS

Current Assets:
Cash and cash equivalents	$25,671
Accounts receivable, net (Note 5)	428,533
Others receivable (Note 6)	16,928
Prepaid expense (Note 7)	62,464
Inventory (Note 8)	8,150
Due from a related party (Note 9)	71,390
613,136

Property, Plant, and Equipment, net (Note 10)	136,838

Other Assets
Energy project (construction-in-progress) (Note 11)	23,277
Due from unaffiliated suppliers (Note 12)	285,996
Security deposit	11,495
Receivable from withdrawal of investment (Note 13)	192,881
Total other assets	513,649

Total Assets	$1,263,623

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$33,966
Accrued expenses (Note 14)	29,839
Deferred revenue (Note 15)	62,054
Taxes payable	12,227
Unearned government subsidies (Note 16)	129,030
Total Current Liabilities	267,116

Commitments and Contingencies (Note 19)	-

Owners' Equity:
Preferred stock, par value $0.001, 10,000,000 shares authorized;
none issued and outstanding as of September 30, 2007	-
Common stock, par value $0.001, 100,000,000 shares authorized;
70,000,000 shares issued and outstanding as of September 30, 2007	70,000
Additional Paid-in capital	545,419
Statutory Reserves	26,121
Retained Earnings	289,391
Accumulated other comprehensive income	65,576
Total Owners' Equity	996,507

Total Liabilities and Stockholders' Equity	$1,263,623

See Notes to Financial Statements

F-1

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues
Energy Projects	$3,868	$157,817	$553,535	$276,206
Trade of Lubricant Oil and Coal	593,158	391,786	1,635,511	625,983
Total revenue	597,026	549,603	2,189,046	902,189

Cost of Sales
Energy Projects	2,292	42,199	327,949	116,550
Trade of Lubricant Oil and Coal	572,459	332,868	1,521,299	538,503
Total cost of sales	574,751	375,067	1,849,248	655,053

Gross Profit	22,275	174,536	339,798	247,136

Operating Expenses
Selling expense	11,954	13,382	30,019	35,563
Payroll	18,364	15,125	47,269	38,071
Pension and employee benefit	4,012	2,467	10,483	6,204
Depreciation expenses	2,282	1,583	6,143	1,984
Research and development cost	3,167	937	4,719	937
Office rent	2,901	1,643	7,380	2,728
Professional fees	4,946	-	15,000	-
Office expenses	10,234	4,716	29,531	14,541
Car expenses	793	495	2,417	3,366
Travel and entertainment	9,181	15,933	36,477	32,984
Other General and Administrative	690	1,044	3,653	4,157
Total Operating Expenses	68,524	57,325	193,091	140,535

Income (Loss) from Operation	(46,249)	117,211	146,707	106,601

Other Income (Expenses)
Interest income	100	82	502	208
Government subsidies	-	-	1,563	-
Refund of value added taxes	-	-	43,076	-
Total Other Income (Expenses)	100	82	45,141	208

Income before Provision
for Income Tax	(46,149)	117,293	191,848	106,809

Provision for Income Tax	6,876	-	(28,777)	-

Net Income	(39,273)	117,293	163,071	106,809

Other Comprehensive Income (Loss)
Effects of Foreign Currency Conversion	12,553	3,885	33,294	5,936

Comprehensive Income	$(26,720)	$121,178	$196,365	$112,745

See Notes to Financial Statements

F-2

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD JULY 26, 2007 (INCEPTION) THROUGH SEPTEMBER 30, 2007

						Accumulated
	Common Stock		Additional			Other
	$0.001 Par Value		Paid-in	Statutory	Retained	Comprehensive
	Shares	Amount	Capital	Reserve	Earnings	Income	Totals
Balances at
July 26, 2007 (inception)	1,000,000	$1,000	$4,950	$-	-	$-	$5,950

Common stock issued for
acquisition of Power Soft
(reverse merger)	69,000,000	69,000	540,469	26,121	126,320	32,282	794,192

Net income	-	-	-	-	163,071	-	163,071

Other comprehensive income
effects of exchange rates	-	-	-	-	-	33,294	33,294

Balances at
December 31, 2005	70,000,000	$70,000	545,419	$26,121	289,391	$65,576	$996,507

See Notes to Financial Statements

F-3

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2007	2006
	(unaudited)	(unaudited)

Operating Activities

Net (loss)	$163,071	$106,809

Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:

Depreciation	6,143	1,984
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	(51,113)	(31,207)
(Increase)/Decrease in others receivable	(5,231)	(63,339)
(Increase)/Decrease in prepaid expenses	9,509	(24,853)
(Increase)/Decrease in inventory	146,435	(138,759)
(Increase)/Decrease in energy projects	124,474	(34,238)
(Increase)/Decrease in security deposit	(4,902)	(2,563)
Increase/(Decrease) in accounts payable	(286,957)	290,699
Increase/(Decrease) in accrued expenses	(1,286)	1,398
Increase/(Decrease) in deferred revenue	(22,584)	43,063
Increase/(Decrease) in taxes payable	(7,438)	(21,882)
Increase/(Decrease) in government grants	17,496	260
Net cash provided (used) by operating activities	87,617	127,372

Investing Activities

Investment in subsidiaries	(115,961)	(75,960)
Purchase of fixed assets	(112,778)	(32,689)
Loans to suppliers	-	(3,798)
Payback of loans to suppliers	33,173	-
Loans to a related party	(22,744)	-
Payback of loans to a related party	-	20,510
Net cash provided (used) by investing activities	(218,310)	(91,937)

Financing Activities

Loans from a related party	-	156,713
Proceeds from issuance of common stock	5,950	-
Net cash provided (used) by financing activities	5,950	156,713

Increase (decrease) in cash	(124,743)	192,148
Effects of exchange rates on cash	33,568	5,969
Cash at beginning of period	116,846	33,012
Cash at end of period	$25,671	$231,129

Supplemental Disclosures of Cash Flow Information:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

See Notes to Financial Statements

F-4

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-  BASIS OF PRESENTATION

The accompanying unaudited financial statements of China Powersoft Technologies, Inc. and subsidiaries, (the “Company” or "China Powersoft") were prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Management of the Company (“Management”) believes that the following disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company’s Form 10-KSB report for the year ended December 31, 2006.

These unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments that, in the opinion of Management, are necessary to present fairly the financial position and results of operations of the Company for the periods presented. Operating results for the nine months ended September 30, 2007, are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

     Note 2-  ORGANIZATION AND OPERATIONS

Organization and Business Background

China Powersoft Technologies, Inc ("China Powersoft" or the "Company") was incorporated under the laws of the State of Delaware on July 26, 2007, with  authorized  preferred stock of 10,000,000 shares at $0.001 par value; and authorized common stock of 100,000,000 shares at $0.001 par value.  The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7 “Accounting and Reporting by Development Stage Enterprises”.  Currently, the Company is principally engaged in the business of energy project construction and trade of lubricant oil and coal in the People's Republic of China ("PRC'), through its wholly-owned subsidiary, Power Soft Technology Co., Limited ("Power Soft").

On September 25, 2007, China Powersoft entered into a Stock Purchase Agreement and Share Exchange  (the "Agreement") with the shareholders of Power Soft to issue 69,000,000 shares of common stock of China Powersoft for 100% of the outstanding stock of Power Soft.  Upon the execution of the Agreement, Power Soft became a wholly-owned subsidiary of China Powersoft.

Power Soft was incorporated on July 24, 2007 in Hong Kong under the Companies Ordinance as a limited liability company.  The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7 “Accounting and Reporting by Development Stage Enterprises”.

F-5

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2- ORGANIZATION AND OPERATIONS (continued)

Organization and Business Background (continued)

On September 15, 2007, Power Soft entered into a Common Stock Purchase Agreement (the "Purchase Agreement") with the owners of Shandong HongAo Power Technology Co., Ltd. (”HongAo") to acquire 100% of HongAo's equity ownership interest for RMB8,180,000 (equivalent to US$1,087,072 as of September 15, 2007).  Upon completion of this transaction, HongAo became a wholly-owned subsidiary of Power Soft.

HongAo was incorporated in Jinan City, Shandong Province, PRC on July 28, 2004 as a limited liability company under the Company Law of PRC.  HongAo is principally engaged in the business of energy project construction and trade of lubricant oil and coal.

The acquisition of Power Soft is being accounted for as a “reverse merger,” since the stockholders of Power Soft own a majority of the outstanding shares of the Company’s common stock immediately following the acquisition.  Power Soft is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the acquisition will be those of Power Soft and its subsidiary and will be recorded at the historical cost basis.  After completion of the acquisition, the Company’s consolidated financial statements will include the assets and liabilities of both China Powersoft and Power Soft, the historical operations of Power Soft and the operations of the Company and its subsidiaries from the closing date of the acquisition.

HongAo is the only one of these affiliated companies that is engaged in business operations.  China Powersoft and Power Soft are holding companies, whose business is to hold an equity ownership interest in HongAo.

China Powersoft, Power Soft, and HongAo are hereafter referred to as the Company.

Note 3-  CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

F-6

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4-  SIGNIFICANT ACCOUNTING POLICIES

Translation of foreign currencies

The financial position and results of operations for certain of the company’s subsidiaries are measured using a currency other than the U. S. dollar as their functional currency.  Accordingly, all assets and liabilities for these subsidiaries are translated into U.S. dollars at the current exchange rates as of the respective balance sheet date.  Revenue and expense items are translated at the average exchange rates prevailing during the period.  Cumulated gains and losses from the translation of these subsidiaries’ financial statements are reported as a separate component of shareholders’ equity.  Foreign exchange gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved, and remeasurement adjustments for foreign operations where the U.S. dollar is the functional currency, are included in operating results.

Translation adjustments described in the preceding paragraph amounted to $65,576 as of September 30, 2007, as compared to $32,282 at December 31, 2006

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results when ultimately realized could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest.  The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements' assessment of known requirements, aging of receivables, payment history, the customer's current credit worthiness, and the economic environment.  When a specific accounts receivable balance is deemed uncollectible, a charge is taken to this reserve. Recoveries of balances previously written off are also reflected in this reserve.

As of September 30, 2007, the Company did not record an allowance for doubtful accounts, nor have there been any write-offs since inception.

F-7

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4- SIGNIFICANT ACCOUNTING POLICIES (continued)

Prepaid Expenses

Prepaid expenses principally include the advanced payments to suppliers.

Others receivable

Others receivable principally include advances to employees who are working on projects on behalf of the Company.  After the work is finished, they will submit expense reports with supporting documents to the accounting department. Then, the expenses are debited to the relevant cost accounts and the advances are credited out.  Cash flows from these activities are classified into operating activities.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. While deposits held with banks are not insurance in PRC, these deposits generally may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Valuation of Long-Lived assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Property, Plant and Equipment

Property, plant and equipment are carried at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value.  The depreciable life applied are:

Office space	30 years
Office equipment and furniture	5 years
Motor vehicles	5 years

F-8

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4-  SIGNIFICANT ACCOUNTING POLICIES (continued)

Energy project (construction-in-progress)

Costs that were directly identifiable with energy projects and incurred before constructions were completed and accepted by customers, were capitalized into energy project costs, which mainly consist of cost of labor, equipment, and construction materials.  Because the projects are generally under construction and testing for more than one year, these costs are recorded as non-current assets.  These costs will be recorded as costs of energy projects when the relevant projects are accepted by customers and revenue are recognized.

Due from unaffiliated suppliers

The Company has been extending temporally short-term loans to some unaffiliated suppliers.  These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.  Cash flows from due from unaffiliated suppliers are classified as cash flows from investing activities. The Management believes the loans can help theses suppliers run their business, and in turn these suppliers can provide construction materials and services  to the Company in a stable price.

The Company is collecting these loans as the Company is in the process to become a public company.  The Management believes it will be able to collect all these loans back by December 2007.

Receivable from withdrawal of investments

The Company previously established join-ventures with other enterprises, and latterly decided to withdraw from these companies to focus on its current principle business lines.  The Company recorded the receivable from withdrawal of investments at the original amount injected, which it believes, approximates the fair value.  The Management believes it will be able to collect these amounts back by December 2007.

F-9

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4-  SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes its revenues net of value-added taxes.  In accordance with the SEC’s Staff Accounting Bulletin No. 104, Revenue Recognition , the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title and risk of loss has occurred or services have been rendered and accepted, the selling price is fixed or determinable, and collectability is reasonably assured.

Energy Project

The Company provides energy-efficient improvement solution to customers, mainly electricity generators.  The projects are accounted for as one unit of accounting as the criteria for separation are not met, and revenue for billed amounts is recognized when the project construction is completed and customer’s acceptance is obtained provided that no significant obligations remain.

Trade of Lubricant Oil and Coal

We recognize revenue from sales of Lubricant Oil and coal when goods are shipped to unaffiliated customer in accordance with terms of the sales contracts, title and risk of loss have been transferred, the selling price is fixed or determinable, and collectability is reasonably assured.

Government Subsidies

The Company receives government subsidies in the form of funds for research and development activities, which it records as current liabilities upon reception.   A government subsidy revenue is recognized only when there is reasonable assurance that the Company has complied with all conditions attached to the grant.

The Company received government grants of $17,496 and $0 for the nine months ended September 30, 2007 and 2006 respectively.

The Company recognized government subsidy revenue of $1,563 and $0 for the nine months ended September 30, 2007 and 2006 respectively.

F-10

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4-  SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development Costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred.  The research and development costs were $4,719 and $937 for the nine months ended September 30, 2007 and 2006, respectively.

Advertising Costs

Advertising costs are expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Advertising Costs".  Advertising costs were $1.303 and $0 for the nine months ended September 30, 2007 and 2006, respectively.

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits.  The total provisions for such employee benefits were $10,483 and $6,204 for the nine months ended September 30, 2007 and 2006, respectively.

Value-added Tax (VAT)

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT).  All of the Company’s products that are sold in PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government.  This VAT may be offset by VAT paid on purchase of raw materials and other materials included in the cost of producing the finished product.

Income Taxes

The Company accounts for income taxes in interim periods as required by Accounting Principles Board Opinion No. 28 "Interim Financial Reporting" and as interpreted by FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods".  The Company has determined an estimated annual effect tax rate.  The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate.

The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

F-11

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4-  SIGNIFICANT ACCOUNTING POLICIES (continued)

Statutory Reserves

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital.  Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings.  The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.  No appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

Since the Company accumulated deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made for the year ended December 31, 2005.  The Company made appropriation of $17,414 to statutory surplus reserve fund, and $8,707 to the statutory public welfare reserve fund for the year ended December 31, 2006.

The Company usually make appropriations to these reserve funds at the fiscal year end pursuant to  PRC GAAP.  Accordingly, the Company made no appropriations for the nine months ended September 30, 2007.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income,” establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

Related parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Segment Reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in two principal business segments.

F-12

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-  ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

September 30,
2007
(unaudited)

Accounts receivable	$428,533
less: Allowance for doubtful accounts	-
Accounts receivable, net	$428,533

Note 6-  OTHERS RECEIVABLE

Others receivable consists of the following:

		September 30,
Name of employees	Title	2007
		(unaudited)

Mr. Jinqing Li	COO	$690
Mr. Qiang Gao	Sales Representative	665
Mr. Jinbo Li	Sales Representative	1,330
Mr. Wei Zhao	Project Engineer	399
MR. Ruixin Dong	Project Engineer	6,119
Ms. Yianling Cheng	Project Engineer	399
Mr. Zhongcheng Si	Sales Representative	553
Mr. Guixiang Liu	Sales Representative	266
Ms. Li Zhu	Administrative	532
Mr. Baosuo Wang	Sales Representative	665
Mr. Chuanwei Liu	Project Engineer	2,128
Ms. Xiaofei Liu	Project Engineer	399
Mr. Jinxiang Suo	Sales Representative	2,517
Mr. Chang Li	Car Driver	266
Total others receivable		$16,928

Note 7-  PREPAID EXPENSES

Prepaid expenses consist of the following:

Name of suppliers	Description	2007
		(unaudited)

Taian Air Conditioning Co., Ltd.	Equipment supplier	$10,559
Yuanxin Technology Co., Ltd.	Equipment supplier	674
Hangzhou Helishi Automation Co., Ltd.	Equipment supplier	1,747
Wuda Zhuoyie Technology Co., Ltd.	Equipment supplier	49,484
Total prepaid expenses		$62,464

F-13

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8-  INVENTORY

Inventory consists of the following:

September 30,
2007
(unaudited)

Construction materials	$8,150
Total inventory	$8,150

Note 9-  DUE FROM A RELATED PARTY

Due from a related party consists of the following:

September 30,
2007
(unaudited)

Shanghai HongAo Power Technology Co., Ltd.	$71,390
Total due from a related party	$71,390

Due from a related party represents temporally short-term loans to an affiliate, which is majority owned and controlled by directors of the Company.  These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.  Cash flows from due from related parties are classified as cash flows from investing activities.

Note 10-PROPERTY, PLANT, AND EQUIPMENT

The following is a summary of property, plant and equipment-at cost, less accumulated depreciation:

September 30,
2007
(unaudited)

Office space	$99,183
Office equipment and furniture	8,389
Motor vehicles	39,528
147,100

Less: Accumulated depreciation	(10,262)

Total	$136,838

Depreciation expense charged to operations was $6,143 and $1,984 for the nine months ended September 30, 2007 and 2006, respectively.

F-14

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11- ENERGY PROJECTS (CONSTRUCTION-IN-PROGRESS)

Energy projects (construction-in-progress) consists of the following:

September 30,
Name of Energy Projects (construction-in-progress)	2007
(unaudited)

Zouxian #6 Vacuum Pump Temperature Reduction System	$9,095
Xibaipo Soot Blowing System	9,050
Huadian Shiliquan Soot Blowing System	5,132
Total energy projects (construction-in-progress)	$23,277

Note 12-DUE FROM UNAFFILIATED SUPPLIERS

Due from unaffiliated suppliers consists of the following:

		September 30,
Name of Unaffiliated Suppliers	Description	2007
		(unaudited)

Shandong Sanyang Hengtong Power Co., Ltd.	Equipment Supplier	$199,532
Mr. Ruizhang Han	Engineer Consultant	69,171
Mr. Yuan Li	Engineer Consultant	3,991
Mr. Chunxiao Lin	Engineer Consultant	13,302
Total due from unaffiliated suppliers		$285,996

Note 13-RECEIVABLE FROM WITHDRAWAL OF INESTMENT

Receivable from withdrawal of investment:

September 30,
2007
(unaudited)

Jinan Haipu Power Efficiency Technology Co., Ltd.	$79,813
Jinan Shenshiyin Co., Ltd.	66,511
Shangdong HongAo Huayuan Trade Co., Ltd.	46,557
Total receivable from withdrawal of investment	$192,881

F-15

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14-ACCRUED EXPENSES

Accrued expenses consist of the following:

September 30,
2006
(unaudited)

Accrued employee benefits	$14,523
Accrued professional fees	15,316
Total accrued expenses	$29,839

Note 15-DEFERRED REVENUE

Deferred revenue consists of the following:

September 30,
2007
(unaudited)

Huadian Zouxian Power Plant	$62,054
Total deferred revenue	$62,054

Note 16- UNEARNED GOVERNMENT SUBSIDIES

Unearned government subsidies consist of the following:

September 30,
Name of Government Subsidies Received	2007
(unaudited)

2005 Development Zone Science & Technology Research Funds(Soot Blowing System)	$13,302
Shandong ProvinceTechnology Innovation Plan (Digital Coal Field System)	13,302
High-Tech Zone Science & Technology Research Plan (Digital Coal Field System)	15,963
Science & Technology Innovation Fund(Soot Blowing System)	39,906
Jinan City Science & Technology Research Plan(Small oil gun ignition)	33,255
High-Tech Industrial Development Zone Science & Technology Fund	6,651
Science & Technology Research Plan(Small oil gun ignition)-Shandong Province Matching Funds	6,651
Total unearned government subsidies	$129,030

Note 17- COMMON STOCK

The Articles of Incorporation authorized the Company to issue 100,000,000 shares of common stock with a par value of $0.001.  Upon formation of the Company, 1,000,000 shares of common stock were issued for $5,950 on July 26, 2007

In September 2007, 69,000,000 shares of common stock were issued to acquire Power Soft Technology Co., Limited.

F-16

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18- SEGMENT REPORTING

The Company operates in two reportable business segments that are determined based upon differences in products and services. The Company does not allocate any operating expenses or assets to its two business segments as Management does not use this information to measure the performance of the operating segments.  Certain costs of revenues are shared between business segments.  These costs were allocated to business segments in proportion on their gross margin contribution before the allocation of these costs.  Also, no measures of assets by segment are reported and used by the chief operating decision maker. Hence, the Company has not made disclosure of total assets by reportable segments.

Summarized information by business segment is as follows:

	For the Three Months Ended		For the Nice Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

REVENUE
Energy Projects	$3,868	$157,817	$553,535	$276,206
Trade of Lubricant Oil and Coal	593,158	391,786	1,635,511	625,983

GROSS PROFITS
Energy Projects	$1,576	$115,618	$225,586	$159,656
Trade of Lubricant Oil and Coal	20,699	58,918	114,212	87,480

F-17

CHINA POWERSOFT TECHNOLOGIES, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19-COMMITMENTS AND CONTINGENCIES

Our assets are located in PRC and revenues are derived from operations in PRC

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The granting process is typically based on government policies at the time of granting and it could be lengthy and complex.   The Chinese government also exercises significant control over PRC’s economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

Governmental control of currency conversion

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The Company receives all of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict the Company’s ability to remit sufficient foreign currency to satisfy foreign currency dominated obligations.  Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Company from obtaining sufficient foreign currency to satisfy its currency demands, the Company may not be able to pay certain of its expenses as they come due.

F-18

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

FINANCIAL REPORT

AT DECEMBER 31, 2006

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

KEITH K. ZHEN, CPA
CERTIFIED PUBLIC ACCOUNTANT

2070 WEST 6TH STREET- BROOKLYN, NY 11223- TEL (347) 408-0693 - FAX (347) 602-4868 - EMAIL :KEITHZHEN@GMAIL .COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Shandong HongAo Power Technology Limited

We have audited the accompanying balance sheet of Shandong HongAo Power Technology Limited as of December 31, 2006 and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for the each of the years in the two-year period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shandong HongAo Power Technology Limited as of December 31, 2006 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Keith K. Zhen, CPA
Keith K. Zhen, CPA
Brooklyn, New York
November 15, 2007

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

BALANCE SHEET

December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$116,846
Accounts receivable, net (Note 4)	377,420
Others receivable (Note 5)	11,697
Prepaid expense (Note 6)	71,973
Inventory (Note 7)	154,585
Due from a related party (Note 8)	48,646
781,167
Property, Plant, and Equipment, net (Note 9)	30,477
Other Assets
Energy projects (construction-in-progress) (Note 10)	147,751
Due from unaffiliated suppliers (Note 11)	319,169
Security deposit	6,593
Receivable from withdrawal of investment (Note 12)	76,920
Total other assets	550,433
Total Assets	$1,362,077

LIABILITIES AND OWNERS' EQUITY

Current Liabilities:
Accounts payable	$320,923
Accrued expenses (Note 13)	31,125
Deferred revenue (Note 14)	84,638
Taxes payable	19,665
Unearned government subsidies (Note 15)	111,534
Total Current Liabilities	567,885
Commitments and Contingencies (Note 19)	-
Owners' Equity:
Registered Capital	609,469
Statutory Reserves	26,121
Retained Earnings	126,320
Accumulated other comprehensive income	32,282
Total Owners' Equity	794,192
Total Liabilities and Owners' Equity	$1,362,077

See Notes to Financial Statements

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	For the Years Ended
	December 31,
	2006	2005
Revenues
Energy Projects	$758,223	$219,507
Trade of Lubricant Oil and Coal	803,141	94,092
Total revenue	1,561,364	313,599

Cost of Sales
Energy Projects	298,350	109,515
Trade of Lubricant Oil and Coal	704,316	83,452
Total cost of sales	1,002,666	192,967

Gross Profit	558,698	120,632

Operating Expenses
Selling expense	54,523	26,081
Payroll	63,603	44,417
Pension and employee benefit	10,685	1,054
Depreciation expenses	3,593	169
Research and development cost	67,244	-
Office rent	4,389	4,372
Professional fees	19,631	-
Office expenses	30,673	23,081
Car expenses	8,149	3,774
Travel and entertainment	69,766	38,827
Other General and Administrative	4,250	2,427
Total Operating Expenses	336,506	144,202

Income (Loss) from Operation	222,192	(23,570)

Other Income (Expenses)
Interest income	515	190
Interest expenses	(4,018)	-
Government subsidies	1,632	-
Total Other Income (Expenses)	(1,871)	190

Income before Provision
for Income Tax	220,321	(23,380)

Provision for Income Tax	-	-

Net Income	220,321	(23,380)

Other Comprehensive Income (Loss)
Effects of Foreign Currency Conversion	27,399	4,883

Comprehensive Income	$247,720	$(18,497)

See Notes to Financial Statements

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

STATEMENTS OF CHANGES IN OWNERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

				Accumulated
				Other	Total
	Registered	Statutory	Retained	Comprehensive	Owners'
	Capital	Reserve	Earnings	Income	Equity

Balances at
January 1, 2005	$242,842	$-	$(44,500)	$-	$198,342

Registered capital contribution	37,200	-	-	-	37,200

Net Income (Loss)	-	-	(23,380)	-	(23,380)

Other comprehensive income
effects of exchange rates	-	-	-	4,883	4,883

Balances at December 31, 2005	280,042	-	(67,880)	4,883	217,045

Registered capital contribution	329,427	-	-	-	329,427

Net Income (Loss)	-	-	220,321	-	220,321

Appropriation to statutory reserves	-	26,121	(26,121)	-	-

Other comprehensive income
effects of exchange rates	-	-	-	27,399	27,399

Balances at December 31, 2006	$609,469	$26,121	$126,320	$32,282	$794,192

See Notes to Financial Statements

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2005
Operating Activities
Net (loss)	$220,321	$(23,380)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	3,593	169
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	(145,320)	(20,670)
(Increase)/Decrease in others receivable	(1,529)	(2,919)
(Increase)/Decrease in prepaid expenses	(54,187)	(17,786)
(Increase)/Decrease in inventory	(144,992)	(9,593)
(Increase)/Decrease in energy projects	(69,472)	(23,549)
(Increase)/Decrease in security deposit	(5,176)	(761)
Increase/(Decrease) in accounts payable	157,916	(5,386)
Increase/(Decrease) in accrued expenses	25,067	(89,127)
Increase/(Decrease) in deferred revenue	84,638	-
Increase/(Decrease) in taxes payable	14,275	4,197
Increase/(Decrease) in government grants	99,134	12,400
Net cash provided (used) by operating activities	184,268	(176,405)
Investing Activities
Investment in subsidiaries	(76,920)	-
Purchase of fixed assets	(33,116)	(958)
Loans to suppliers	(319,169)	-
Loans to a related party	(28,136)	-
Payback of loans to a related party	-	128,336
Net cash provided (used) by investing activities	(457,341)	127,378
Financing Activities
Proceeds from registered capital contribution	329,427	37,200
Net cash provided (used) by financing activities	329,427	37,200
Increase (decrease) in cash	56,354	(11,827)
Effects of exchange rates on cash	27,480	4,885
Cash at beginning of period	33,012	39,954
Cash at end of period	$116,846	$33,012
Supplemental Disclosures of Cash Flow Information:
Cash paid for:
Interest	$4,018	$-
Income taxes	$-	$-

See Notes to Financial Statements

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 1- ORGANIZATION AND OPERATIONS

Shandong HongAo Power Technology Limited (the Company) was incorporated in Jinan City, Shandong Province, the People’s Republic of China(“PRC”) on July 28, 2004 as a limited liability company under the Company Law of PRC. The Company is principally engaged in the business of energy project construction and trade of lubricant oil and coal.

Note 2- CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

Note 3- SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP"). Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC GAAP. The difference between PRC GAAP accounts of the Company and its US GAAP financial statements is immaterial.

Foreign Currency Translation

The Company maintains its books and accounting records in PRC currency "Renminbi"("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Foreign currency exchange gain and losses resulting from such transactions are included in operations. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity.

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 3- SIGNIFICANT ACCOUNTING POLICIES (continued)

        Translation of foreign currencies (continued)

The Company’s financial statements are translated into the reporting currency, the United States Dollar (“US$”). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these financial statements are reflected as accumulated other comprehensive income (loss) in the owners’ equity.

Translation adjustments described in the preceding paragraph amounted to $32,282 and $4,883 as of December 31, 2006 and 2005, respectively. The balance sheet amounts with the exception of equity at December 31, 2006 were translated at 7.80 RMB to $1.00 USD as compared to 8.06 RMB at December 31, 2005. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2006 and 2005 were 7.96 RMB and 8.18 RMB, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on Management's assessment of known requirements, aging of receivables, payment history, the customer's current credit worthiness, and the economic environment. When a specific accounts receivable balance is deemed uncollectible, a charge is taken to this reserve. Recoveries of balances previously written off are also reflected in this reserve.

As of December 31, 2006, the Company did not record an allowance for doubtful accounts, nor have there been any write-offs since inception.

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 3-SIGNIFICANT ACCOUNTING POLICIES (continued)

                Prepaid Expenses

Prepaid expenses principally include the advanced payments to suppliers.

Others receivable

Others receivable principally include advances to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Then, the expenses are debited to the relevant cost accounts and the advances are credited out. Cash flows from these activities are classified into operating activities.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. While deposits held with banks are not insurance in PRC, these deposits generally may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Valuation of Long-Lived assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The depreciable life applied are:

Office space                                                           30 years
Office equipment and furniture                             5 years
Motor vehicles                                                        5 years

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 3- SIGNIFICANT ACCOUNTING POLICIES (continued)

Energy projects (construction-in-progress)

Costs that were directly identifiable with energy projects and incurred before constructions were completed and accepted by customers, were capitalized into energy project costs, which mainly consist of cost of labor, equipment, and construction materials. Because the projects are generally under construction and testing for more than one year, these costs are recorded as non-current assets. These costs will be recorded as costs of energy projects when the relevant projects are accepted by customers and revenue are recognized.

Due from unaffiliated suppliers

The Company has been extending temporally short-term loans to some unaffiliated suppliers. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from unaffiliated suppliers are classified as cash flows from investing activities. The Management believes the loans can help theses suppliers run their business, and in turn these suppliers can provide construction materials and services to the Company in a stable price.

The Company is collecting these loans as the Company is in the process to become a public company. The Management believes it will be able to collect all these loans back by December 2007.

Receivable from withdrawal of investments

The Company previously established join-ventures with other enterprises, and latterly decided to withdraw from these join-ventures to focus on its current principle business lines. The Company recorded the receivable from withdrawal of such investments at the original amount injected, which it believes, approximates the fair value. The Management believes it will be able to collect these amounts back by December 2007.

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 3- SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes its revenues net of value-added tax. In accordance with the SEC’s Staff Accounting Bulletin No. 104, Revenue Recognition , the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title and risk of loss has occurred or services have been rendered and accepted, the selling price is fixed or determinable, and collectibility is reasonably assured.

Energy Projects

The Company provides energy-efficient improvement solution to customers, mainly electricity generators. The projects are accounted for as one unit of accounting as the criteria for separation are not met, and revenue for billed amounts is recognized when the project construction is completed and customer’s acceptance is obtained provided that no significant obligations remain.

Trade of Lubricant Oil and Coal

We recognize revenue from sales of Lubricant Oil and coal when goods are shipped to unaffiliated customer in accordance with terms of the sales contracts, title and risk of loss have been transferred, the selling price is fixed or determinable, and collectibility is reasonably assured.

Government Subsidies

The Company receives government subsidies in the form of funds for research and development activities, which it records as current liabilities upon reception. A government subsidy revenue is recognized only when there is reasonable assurance that the Company has complied with all conditions attached to the grant.

The Company received government grants of $99,134 and $12,400 in the years ended December 31, 2006 and 2005, respectively.

The Company recognized government subsidy revenue of $1,632 and $0 in the years ended December 31, 2006 and 2005, respectively.

Inventories

Inventories are stated at the lower of cost, determined using the first-in, first-out basis (FIFO), or market.

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

 Note 3-SIGNIFICANT ACCOUNTING POLICIES (continued)

        Research and Development Costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred. The research and development costs were $67,244 and $0 for the years ended December 31, 2006 and 2005, respectively.

Advertising Costs

Advertising costs are expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Advertising Costs". Advertising costs were immaterial for the year ended December 31, 2006 and 2005, respectively.

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for such employee benefits were $10,685 and $1,054 for the year ended December 31, 2006 and 2005, respectively.

Income Taxes

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 3- SIGNIFICANT ACCOUNTING POLICIES (continued)

                Statutory Reserves

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. No appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

Since the Company accumulated deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made for the year ended December 31, 2005. The Company made appropriation of $17,414 to statutory surplus reserve fund, and $8,707 to the statutory public welfare reserve fund for the year ended December 31, 2006.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income,” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Related parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 3- SIGNIFICANT ACCOUNTING POLICIES (continued)

                Segment Reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in two principal business segments.

Recent Accounting Pronouncements

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statements errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. The adoption of SAB No. 108 has not had a material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Post retirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. The standard also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The adoption of SFAS 158 did not have a material effect on the Company's financial position or results of operations.

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 3- SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”. SFAS No. 157 defines fair values, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 25, 2007, and interim periods within those fiscal years. Earlier application is encouraged provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period with that fiscal year. The provisions of this statement should be applied, except in some circumstances where the statement shall be applied retrospectively. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial position and results of operations.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation did not have a material impact on the Company's financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("FAS 156"), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity's fiscal year that begins after September 15, 2006, with early adoption being permitted. The adoption of SFAS No. 156 did not have a material effect on the Company's financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140." SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of SFAS No. 155 had no impact on the Company's financial position or results of operations.

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 4- ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

December 31,
2006

Accounts receivable	$377,420
less: Allowance for doubtful accounts	-
Accounts receivable, net	$377,420

Note 5- OTHERS RECEIVABLE

Others receivable consists of the following:

		December 31,
Name of employees	Title	2006
Mr. Xinqiao Zhang	Car Driver	$256
Mr. Qing Liu	Sales Representative	9,494
Mr. Ming Wang	Administrative	385
Mr. Qiang Gao	Sales Representative	641
Mr. Jinbo Li	Sales Representative	179
Mr. Wei Zhao	Project Engineer	385
Mr. Lingtao Meng	Project Engineer	357
Total others receivable		$11,697

Note 6-  PREPAID EXPENSES

Prepaid expenses consist of the following:

Prepaid expenses consist of the following:		December
		31,
Name of suppliers	Description	2006

Shandong Shangyou Bosi Electron Co., Ltd.	Equipment Supplier	$4,377
Jinan Yiman Technology Co., Ltd.	Equipment Supplier	1,191
Mr. Wenguo Xiang	Engineer Consultant	30,768
Beijing Bocheng Huijing Co., Ltd.	Engineer Consultant	35,255
Other suppliers	Others	382
Total prepaid expenses		$71,973

Note 7-  INVENTORY

Inventory consists of the following:

December 31,
2006

Lubricant oil	$154,585
Total inventory	$154,585

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 8- DUE FROM A RELATED PARTY

Due from a related party consists of the following:

December 31,
2006

Shanghai HongAo Power Technology Co., Ltd.	$48,646
Total due from a related party	$48,646

Due from a related party represents temporally short-term loans to an affiliate, which is majority owned and controlled by directors of the Company. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from related parties are classified as cash flows from investing activities.

Note 9- PROPERTY, PLANT, AND EQUIPMENT

The following is a summary of property, plant and equipment-at cost, less accumulated depreciation:

December 31, 2006
Office equipment and furniture	$6,977
Motor vehicles	27,345
34,322
Less: Accumulated depreciation	(3,845)
Total	$30,477

Depreciation expense charged to operations was $3,593and $169for the years ended December 31, 2006 and 2005, respectively.

Note 10-ENERGY PROJECTS (CONSTRUCTION-IN-PROGRESS)

Energy projects (construction-in-progress) consists of the following:

December 31,
Name of Energy Projects (construction-in-progress)	2006

Zouxian #6 Vacuum Pump Temperature Reduction System	$8,766
TKT Power Plant Soot Blowing System	40,746
Huadian Zouxian Power Plant Digital Coal Field System Installation	93,078
Xibaipo Soot Blowing System	5,161
Total energy projects (construction-in-progress)	$147,751

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 11-DUE FROM UNAFFILIATED SUPPLIERS

Due from unaffiliated suppliers consists of the following:

		December 31,
Name of Unaffiliated Suppliers	Description	2006

Shandong Sanyang Hengtong Power Co., Ltd.	Equipment Supplier	$197,379
Jinan Yiruntong Technology Co., Ltd.	Equipment Supplier	51,280
Mr. Ruizhang Han	Engineer Consultant	66,664
Mr. Yuan Li	Engineer Consultant	3,846
Total due from unaffiliated suppliers		$319,169

Note 12-RECEIVABLE FROM WITHDRAWAL OF INESTMENT

Receivable from withdrawal of investment:

December 31,
2006

Jinan Haipu Power Efficiency Technology Co., Ltd.	$76,920
Total receivable from withdrawal of investment	$76,920

Note 13-ACCRUED EXPENSES

Accrued expenses consist of the following:

December 31,
2006

Accrued employee benefits	$11,082
Accrued professional fees	20,043
Total accrued expenses	$31,125

Note 14-DEFERRED REVENUE

Deferred revenue consists of the following:

December 31,
2006

Huadian Zouxian Power Plant	$84,638
Total deferred revenue	$84,638

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 15-UNEARNED GOVERNMENT SUBSIDIES

Unearned government subsidies consist of the following:

December 31,
Name of Government Subsidies Received	2006

2005 Development Zone Science & Technology Research Funds(Soot Blowing System)	$12,820
Shandong Province Technology Innovation Plan (Digital Coal Field System)	12,820
High-Tech Zone Science & Technology Research Plan (Digital Coal Field System)	15,384
Science & Technology Innovation Fund(Soot Blowing System)	38,460
Jinan City Science & Technology Research Plan(Small oil gun ignition)	32,050
Total unearned government subsidies	$111,534

Note 16-PRC INCOME TAX

All Chinese enterprises are governed by the PRC Income Tax Law and various local income tax laws, pursuant to which a company generally is subject to an income tax at an effective rate of 33% before December 31, 2007, and 25% after January 1, 2008, on income as reported in its statutory financial statements after appropriate tax adjustments.

The PRC Income Tax Law provides tax benefits to high technology enterprises, pursuant to which a qualified company is exempt from income tax for its first two fiscal years since it is qualified, and is eligible to a lower income tax rate for the subsequent three fiscal years.

The Company was qualified as a high technology company in 2005, as such, it was exempted from income tax for the fiscal years ended December 31, 2005 and 2006; and was eligible for a income tax rate of 15% in the fiscal years ended December 31, 2007, 2008, and 2009.

The provision for income taxes consisted of the following:

For the Year Ended
December 31,
	2006	2005

Provision for PRC national income tax	$-	$-
Provision for PRC local income tax	-	-
Total provision for income taxes	$-	$-

The following table reconciles the PRC statutory rates to the Company’s effective tax rate:

	For the Year Ended
	December 31,
	2006	2005

PRC national income tax rate	0.00%	0.00%
PRC local income tax rate	0.00%	0.00%
Effective income tax rate	0.00%	0.00%

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 17-OWNERS' EQUITY

In accordance with the Articles of Incorporation of the Company, the registered capital at the date of incorporation of July 28, 2004 was $242,842, which was contributed by the owners upon formation of the Company.

In January 2005, one new owner contributed $37,200 to the registered capital.

In December 2006, two new owners, together with the majority owner, contributed $329,427 to the registered capital.

Note 18-SEGMENT REPORTING

The Company operates in two reportable business segments that are determined based upon differences in products and services. The Company does not allocate any operating expenses or assets to its two business segments as Management does not use this information to measure the performance of the operating segments. Certain costs of revenues are shared between business segments. These costs were allocated to business segments in proportion on their gross margin contribution before the allocation of these costs. Also, no measures of assets by segment are reported and used by the chief operating decision maker. Hence, the Company has not made disclosure of total assets by reportable segments.

Summarized information by business segment is as follows:

	For the Years Ended December 31, 2006 2005
REVENUE
Energy Projects	$758,223	$219,507
Trade of Lubricant Oil and Coal	803,141	94,092
GROSS PROFITS
Energy Projects	$459,873	$109,992
Trade of Lubricant Oil and Coal	98,825	10,640

SHANDONG HONGAO POWER TECHNOLOGY LIMITED

NOTES TO FINANCIAL STATEMENTS

Note 19-COMMITMENTS AND CONTINGENCIES

Our assets are located in PRC and revenues are derived from operations in PRC

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. The Chinese government also exercises significant control over PRC’s economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

Governmental control of currency conversion

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The Company receives all of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict the Company’s ability to remit sufficient foreign currency to satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Company from obtaining sufficient foreign currency to satisfy its currency demands, the Company may not be able to pay certain of its expenses as they come due.

CHINA POWERSOFT TECHNOLOGIES, INC.
22,048,750 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Delaware provides that Directors, Officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that Directors, Officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Delaware Corporate Law. Article VII of our By-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Delaware Law. Our By-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the By-laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$338.50
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$20,000
Legal fees and expense	$30,000
Blue Sky fees and expenses	$0
Miscellaneous	$10,000
Total	$60,338.50

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Delaware in July 2007 and 950,000 shares of Common stock were issued to Zhihui Tian for $950. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founders shares. These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Tian had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In September 2007, pursuant to the Stock Purchase and Share Exchange agreement executed by the Company we issued 69,000,000 shares of Common Stock to 21 individuals listed below.  The shares were issued pursuant to an exemption from registration contained in Section 4(2) of the Act.  These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering”as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Tian had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Zhihui Tian	34,750,000
Xinfang Zhang	3,000,000
Xiuqi Cheng	3,000,000
Zhifa Tian	3,000,000
Shude Li	3,000,000
Cuizhi Xu	3,000,000
Chuanyun Zhou	3,000,000
Ruizhang Han	2,250,000
Rui Pan	2,500,000
Jishan Sun	2,500,000
Jing Sun	3,000,000
Hong Chen	350,000
Richard Anslow	27,500
Gregg Jaclin	17,500
Gary Eaton	5,000
Fulcan Investments, LLC.	145,000
Zhonghui Yang	1,750,000
Debao Wang	1,750,000
Zirong Ren	1,750,000
Grandview CapitalPartners, Inc	200,000
Xingyun Wang	5,000

In September 2007, we completed a Regulation D Rule 506 offering in which we sold 48,750 shares of Common Stock to 39 investors, at a price per share of $.10 for an aggregate offering price of $4,875. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Xuehua Tian	1,250
Cunlan Sun	1,250
Yundou Wang	1,250
Guohua Feng	1,250
Changkun Hou	1,250
Xueyun Wang	1,250
Liang Li	1,250
Xuepeng Tian	1,250
Xuejian Tian	1,250
Haiyan Cheng	1,250
Shou Li	1,250
Baolin Guo	1,250
Ronghua Tian	1,250
Qifeng Huang	1,250
Jingyi Dong	1,250
Zhiqiang Zhang	1,250
Yanjuan Chen	1,250
Feng Wang	1,250
Jian Wang	1,250
Xiaolin Wang	1,250
Xiuzhi Guo	1,250
Suode Li	1,250
Chunong Xu	1,250
Chunjie Li	1,250
Jude Li	1,250
Jifang Wang	1,250
Yanling Li	1,250
Xiangcun Tian	1,250

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our Directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our Directors, Officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in September 2007 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Share Exchange Agreement
21	Subsidiaries
23.1	Consent of Keith Zhen, CPA
23.2	Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in he opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(D) Undertaking pursuant to Item 512(g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1. If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) (ss. 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2. If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Jinan, Peoples Republic ofChina on January 31, 2008.

CHINA POWERSOFT TECHNOLOGIES, INC.

/s/Zhihui Tian
Zhihui Tian
President, Chief Executive Officer,
Principal Financial and Accounting Officer and Chairman of the Board of Directors

/s/Jinqing Li
Jinqing Li
Chief Operating Officer, Director

/s/Zheng Li
Zheng Li
Director

/s/Liangce Xu
Liangce Xu
Director

/s/Wenguo Xiang
Wenguo Xiang
Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhihui Tian and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of China Powersoft Technologies, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/Zhihui Tian	President, Chief Executive Officer,
	Zhihui Tian	Principal Financial and Accounting Officer and Chairman of the Board of Directors

By /s/Jinqing Li
Jinqing Li
Chief Operating Officer, Director

By: /s/Zheng Li
Zheng Li
Director

By: /s/Liangce Xu
Liangce Xu
Director

By: /s/Wenguo Xiang
Wenguo Xiang
Director